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
                                                  A     Baker & Mckenzie
EUROPE                       ASIA                       ATTORNEYS AT LAW        NORTH AND
MIDDLE EAST                  PACIFIC                                            SOUTH AMERICA
---------------------------  ----------------                                   ---------------------------------------------
AMSTERDAM    MADRID          ALMATY                     805 THIRD AVENUE        BOGOTA          MEXICO CITY       SAN FRANCISCO
BAHRAIN      MILAN           BAKU                    NEW YORK, NEW YORK 10022   BRASILIA        MIAMI             SANTIAGO
BARCELONA    MOSCOW          BANGKOK                TELEPHONE (212) 751-5700    BUENOS AIRES    MONTERREY         SAO PAULO
BERLIN       MUNICH          BEIJING              CABLE ABOGADO . TELEX 62572   CALGARY         NEW YORK          TIJUANA
BRUSSELS     PARIS           HANOI                  FACSIMILE (212) 759-9133    CARACAS         PALO ALTO         TORONTO
BUDAPEST     PRAGUE          HO CHI MINH CITY                                   CHICAGO         PORTO ALEGRE      VALENCIA
CAIRO        RIYADH          HONG KONG                                          DALLAS          RIO DE JANEIRO    WASHINGTON, D.C.
DUSSELDORF   ROME            MANILA                                             GUADALAJARA     SAN DIEGO
FRANKFURT    ST. PETERSBURG  MELBOURNE                                          HOUSTON
GENEVA       STOCKHOLM       SINGAPORE                                          JUAREZ
KYIV         WARSAW          SYDNEY
LONDON       ZURICH          TAIPEI
                             TOKYO

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                                                            August 29, 2003


Merrill Lynch Mortgage Investors, Inc.
World Financial Center
North Tower, 10th Floor
250 Vesey Street
New York, New York 10281

                  Re:      Merrill Lynch Mortgage Investors, Inc.
                           Commercial Mortgage Pass-Through Certificates
                           ---------------------------------------------

Dear Ladies and Gentlemen:

                  We have acted as counsel for Merrill Lynch Mortgage Investors, Inc., a Delaware corporation (the "Registrant"), in connection with a registration statement on Form S-3 (the "Registration Statement") filed by the Registrant on or about the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), which Registration Statement relates to the offering of various series (each, a "Series") of commercial mortgage pass-through certificates (the "Certificates") from time to time.

                  Each Series of Certificates are to be sold as described in the Registration Statement, in any amendment thereof, and in the prospectus and prospectus supplement relating to such Series of Certificates (the "Prospectus" and "Prospectus Supplement", respectively). In general, each Series of Certificates will be issued under a pooling and servicing agreement (a "Pooling and Servicing Agreement") among the Registrant, the master servicer, the special servicer, the trustee and any other relevant parties named therein. A form of Pooling and Servicing Agreement has been incorporated by reference into the Registration Statement as an exhibit from an earlier registration statement on Form S-3 filed by the Registrant.

                  In acting on behalf of the Registrant, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we deemed necessary for the purposes of this opinion. In our examination, we have assumed the following: (a) the genuineness of all signatures; (b) the legal capacity of natural persons; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents; and (e) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates that we have reviewed. In rendering this opinion letter,

BAKER & MCKENZIE

Merrill Lynch Mortgage Investors, Inc.
August 29, 2003
Page 2

except for the matters that are specifically addressed in the opinions expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates.

                  Based upon and subject to the foregoing, we are of the opinion that the description set forth under the caption "Federal Income Tax Consequences" in the form of Prospectus included in the Registration Statement, while not purporting to discuss all federal income tax consequences of an investment in Certificates, is accurate in all material aspects with respect to those tax consequences which are discussed. To the extent that such description explicitly states our opinion, we hereby confirm and adopt such opinion herein.

                  We know that we will be referred to under the heading
"Federal Income Tax Consequences" in the Prospectus Supplement for each Series of Certificates with respect to which we act as counsel to the Registrant, and we hereby consent to such use of our name in each such Prospectus Supplement and to the use of this opinion for filing in connection with the Registration Statement. In giving such consent, we do not consider that we are "experts", within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement including this opinion as an exhibit or otherwise.

                  We express no opinion as to any laws other than the federal laws of the United States of America, and do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed above.

                                               Very truly yours,


                                               /s/ Baker & McKenzie